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                                                                   Exhibit 10.21


                         COMMON STOCK PURCHASE AGREEMENT

                          dated as of February 28, 2001

                                  by and among

                          COVISTA COMMUNICATIONS, INC.

                                       and

                                BLINK DATA CORP.

                                       and

    KEVIN A. ALWARD; ELKA PARK SEVEN, LLC; PHILANDER NORTON ALWARD AS TRUSTEE

                     UNDER THE ALWARD CHILDREN'S TRUST, AND

                      THE ALWARD GENERATION-SKIPPING TRUST;

                                       and

      RICHARD GERARD DE HAVEN; MICHELE DE HAVEN AS TRUSTEE UNDER THE BROCK

    ALEXANDER DE HAVEN TRUST, THE SAM GERARD DE HAVEN TRUST, AND THE ALLISON

                             NICOLE MARCHESE TRUST;

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     COMMON STOCK PURCHASE AGREEMENT, (the "Agreement") by and among Covista
Communications, Inc., a New Jersey corporation (the "Purchaser"), Blink Data Corp., a Delaware corporation ("Blink"), and Kevin A. Alward, Elka Park Seven, LLC, Philander Norton Alward, as Trustee under the Alward Children's Trust, and the Alward Generation-Skipping Trust, Richard Gerard De Haven, and Michele De Haven as Trustee under the Brock Alexander De Haven Trust, the Sam Gerard De Haven Trust, and the Allison Nicole Marchese Trust, who are, collectively, all the Shareholders of Blink Data Corp. (collectively the "Shareholders").

                              W I T N E S S E T H:

     WHEREAS, the Shareholders desire to sell to the Purchaser, and the Purchaser desires to acquire from the Shareholders, all of the issued and outstanding capital stock of Blink (the "Blink Shares") solely in exchange for shares of Common Stock of Purchaser, and upon the terms and subject to the conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                        PURCHASE AND SALE OF BLINK SHARES

     SECTION 1.1 BLINK SHARES. Subject to the terms and conditions of this Agreement, the Shareholders shall sell, transfer, assign and deliver to the Purchaser, and the Purchaser shall acquire from the Shareholders on the Closing Date (as hereinafter defined) all of the Blink Shares.

     SECTION 1.2 CONSIDERATION. The purchase price (the "Purchase Price") for the Blink Shares shall be paid solely by Purchaser delivering to the Shareholders three hundred thousand (300,000) shares of its Common Stock, $.05 par value, of Purchaser (the "Stock"). The Purchase Price shall be paid as provided in Section 1.3.

     SECTION 1.3 CLOSING. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Purchaser at 10:00 AM. on March 29, 2001, or at such other time, date or place as the Shareholders and the Purchaser may mutually agree in writing (the date on which the Closing takes place being the "Closing Date"). At the Closing, the Purchaser shall deliver to the Shareholders identified in Schedule 1 hereto and to their designees identified in Schedule 7.1(c) certificates for the Stock registered in the names and denominations set forth on said Schedules.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each of the Shareholders, jointly and severally, represents and warrants to the Purchaser as follows:

     SECTION 2.1 ORGANIZATION. Blink Data Corp. ("Blink") and its subsidiary, Blink Services, Inc. ("Services") are each a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has the corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Blink is not qualified to do business in any jurisdiction other than the



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jurisdiction of its incorporation and the State of New Jersey in which its principal place of business is located. Except as set forth in Schedule 2.1, Services is qualified to do business in each jurisdiction in which the character of the properties (owned, operated or leased) and the nature of its activities requires Services to be qualified as a foreign corporation to do business.

     SECTION 2.2 CAPITALIZATION. (a) Blink's authorized capital stock consists solely of 20,000,000 shares of Common Stock, $.01 par value, of which 15,000,000 shares (the "Blink Shares") are the only shares issued and outstanding and the Shareholders are the sole record and beneficial owners and holders of all of the Blink Shares as reflected on Schedule 1 hereto. The Blink Shares have been duly authorized and are validly issued, fully paid and non-assessable and the Shareholders own all of the Blink Shares, free and clear of any liens, claims or encumbrances of any nature whatsoever.

     (b) Upon consummation of the transaction contemplated herein and the delivery of the consideration set forth in Section 1.2 above, there will be (i) no subscription, warrant, option or other right of any kind to purchase or otherwise acquire from Blink any outstanding, authorized but unissued or treasury shares of capital stock or any other security of Blink; (ii) no outstanding security of any kind convertible into or exchangeable for such capital stock and (iii) no voting arrangement to which Blink or the Shareholders are a party or are bound with respect to the Blink Shares.

     SECTION 2.3 AUTHORITY. Blink and each of the Shareholders has the right, power, authority and capacity to execute and deliver this Agreement and to consummate the transactions contemplated by it or them. This Agreement has been duly executed and delivered by Blink and the Shareholders, and (assuming due authorization, execution and delivery by the Purchaser) constitutes a legal, valid and binding obligation of Blink and each of the Shareholders enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar law affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 2.4 ORGANIZATIONAL DOCUMENTS. Shareholders have furnished to Purchaser a complete and correct copy of Blink's certificate of incorporation and by-laws, as amended to date, each of which is in full force and effect. Blink is not in violation of any of the provisions of its certificate of incorporation or by-laws. The minute book of Blink correctly reflects all actions taken by its Board of Directors and shareholders, as the case may be.

     SECTION 2.5 CONTRACTS AND COMMITMENTS. Schedule 2.5 sets forth all of the agreements, leases, contracts and commitments to which Blink or Services is a party (collectively, the "Contracts"). True, correct and complete copies of all written Contracts have been delivered to Purchaser; provided that for all written Contracts not so deliverd to Purchaser, and for all oral Contracts, if any, listed on Schedule 2.5, a true, correct and complete written description of each such Contract is set forth on Schedule 2.5. To Shareholders' knowledge, neither Blink nor Services is in breach of or default under any Contract, and each Contract is a valid, binding and enforceable agreement of Blink or Services, as the case may be, and the other parties thereto, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). To Shareholders' knowledge, there has not occurred any breach or default under any Contract, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a default under any Contract. There is no material dispute between the parties to any Contract as to the interpretation thereof or as to whether any party is in breach or default thereunder, and no party to any Contract has indicated its intention to, or suggested it may evaluate whether to, terminate any Contract. Except for Kevin Alward, whose restriction expires April 5,


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2001, neither Blink nor Services or any of their respective employees to be retained by Purchaser after the Closing is a party to any covenant or obligation of any nature limiting the freedom of any of them to compete in any line of business or engage in any activity related to the businesses of Blink, Services or Purchaser.

     SECTION 2.6 SUBSIDIARIES. Blink does not have any Subsidiary other than Services, all of the issued and outstanding capital stock of which is owned by Blink and there are no outstanding rights of any kind to acquire any capital stock of Services.

     SECTION 2.7 NO CONFLICT. EXCEPT as may result from any facts or circumstances relating solely to the Purchaser, the execution, delivery and performance of this Agreement and the agreements contemplated hereby by Blink and the Shareholders do not and will not (a) violate or conflict with the certificate of incorporation or by-laws of Blink, or, (b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Shareholders, Blink or Services or their respective businesses, or (c) result in any breach of, or constitute a material default (or event which with the giving of notice or lapse of time, or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the assets or properties of the Shareholders, Blink or Services pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchises or other instrument to which the Shareholders, Blink or Services or any of their personnel is a party or by which any of such assets or properties of such persons is bound or affected.

     SECTION 2.8 GOVERNMENTAL CONSENTS AND APPROVALS. Except (a) for such notices and consents as may be required by statute or regulation in the locations in which Blink and/or Services is qualified to provide telecommunications services, or (b) as may be necessary as a result of any facts or circumstances relating solely to Purchaser, the execution and delivery of this Agreement by Blink and the Shareholders do not, and the performance of this Agreement by Blink and the Shareholders will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority.

     SECTION 2.9 FINANCIAL INFORMATION; DISCLOSURE. (a) Shareholders have delivered to Purchaser true and correct copies of the unaudited internally prepared consolidated balance sheets of Blink and Services, as of December 31, 2000 and February 28, 2001, (the "Balance Sheet") and the related unaudited internally prepared consolidated statements of profit and loss of Blink and Services for the periods then ended, which fairly present in all material respects the consolidated financial condition and results of operations of Blink and Services, as of the dates thereof and for the periods covered thereby (subject only to year end closing adjustments not material in amount and the lack of full footnote presentations) and were prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis.

     (b) This Agreement together with the Schedules, atttachments, exhibits, written statements and certificates supplied to the Purchaser by Blink or the Shareholders with respect to the transactions contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

     SECTION 2.10 ABSENCE OF UNDISCLOSED LIABILITIES.To Shareholders' knowledge, after reasonable inquiry, there is no liability (whether absolute, contingent or otherwise and whether due or to become due) of Blink or Services, except liabilities to the extent reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business of Blink or Services after the date of the


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Balance Sheet, which would have a material adverse effect on the financial condition operations or prospects of Blink and Services, taken as a whole.

     SECTION 2.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth on
Schedule 2.11, since February 28, 2001, Blink (which in context includes Services) has not conducted its business and operations other than in the ordinary course of business and consistent with past practices, or taken any of the following actions:

     (a) (i) amended its certificate of incorporation or bylaws, (ii) split, combined or reclassified any shares of its outstanding capital stock, (iii) declared, set aside or paid any dividend or other distribution payable in cash, stock or property, or (iv) directly or indirectly redeemed or otherwise acquired any shares of its capital stock;

     (b) (i) authorized for issuance, issued or sold or agreed to issue or sell any shares or rights to acquire or securities convertible into any shares of its capital stock (whether through the issuance or granting of options, warrants or otherwise), (ii) merged or consolidated with another entity, (iii) acquired or purchased an equity interest in or a substantial portion of the assets of another corporation, partnership or other business organization or otherwise acquired any assets outside the ordinary and usual course of business and consistent with past practice or otherwise entered into any contract, commitment or transaction outside the ordinary and usual course of business consistent with past practice, (iv) sold, leased, licensed, encumbered or otherwise disposed of any of its assets outside the ordinary and usual course of business and consistent with past practice, (v) incurred, assumed or prepaid any indebtedness or any other liabilities other than in the ordinary course of businesss and consistent with past practice, (vi) assumed, guaranteed, endorsed or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, (vii) made any loans, advances or capital contributions to, or investments in, any other person, (viii) authorized or made capital expenditures in excess of $5,000, (ix) permitted any insurance policy naming Blink or Services as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business, or (x) entered into any contract, agreement, commitment or arrangement with respect to any of the foregoing; and

     (c) (i) adopted or entered into any plan or other arrangement for the current or future benefit or welfare of any director, officer or current or former employee, (ii) increased in any manner the compensation or fringe benefits or paid any bonus to any director, officer or employee (except for normal increases in salaried compensation in the ordinary course of business consistent with past practice), or (iii) taken any action to fund or in any other way secure, accelerate or otherwise remove restrictions with respect to the payment of compensation or benefits under any agreement, arrangement or other plan.

Except as set forth on Schedule 2.11, since February 28, 2001, there has not been any fact, event, circumstance or change affecting or relating to Blink or Services, taken as a whole, which has had or is reasonably likely to have a material adverse effect upon their business, operations, financial condition or prospects taken as a whole. Except as set forth on Schedule 2.11(c), the transactions contemplated by this Agreement will not require the consent of or the giving of notice to any party pursuant to the terms, conditions or provisions of any agreement, license, franchise, policy, purchase or sales order, executory guaranty, indemnification or understanding, whether oral or written, to which Blink or Services is a party and used in their businesses, including, without limitation, the Contracts listed on Schedule 2.5 to this Agreement.

                  SECTION 2. 12 ABSENCE OF LITIGATION. There are no claims, actions, proceedings or, to the knowledge of Blink or the Shareholders, investigations which are pending or, to the knowledge of Blink or the Shareholders, threatened, against Blink or Services or any of the assets or properties of Blink or Services or any of their affiliates, before any court, arbitrator or administrative, governmental or


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regulatory authority or body or which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to adversely affect or restrict Blink or the Shareholders's ability to consummate the transactions contemplated hereby. Neither Blink nor Services or the Shareholders or any of their affiliates or assets and properties of Blink or Services are subject to any order, writ, judgment, injunction, decree, determination or award.

     SECTION 2.13 COMPLIANCE WITH LAWS. To Shareholders knowledge, neither Blink nor Services is in violation of any law, rule, regulation, order, judgment or decree applicable to either of them or by which any of their assets or properties are bound or affected.

     SECTION 2.14 LICENSES AND PERMITS. Blink and Services each has, except as set forth on Schedule 2.14, all governmental licenses, permits and authorizations necessary to conduct their respective businesses.

     SECTION 2.15 TAXES. (a)Blink and Services have timely filed, or will file, all returns required to be filed by each of them, for any taxes, including sales/use and payroll taxes and universal service fees, for any period ending on or before the Closing Date, taking into account any extension of time to file granted to or obtained on behalf of Blink or Services, (b) all taxes have been paid or will be paid, (c) all material amounts required to be collected or withheld with respect to taxes have been duly collected or withheld and any such amounts that are required to be remitted to any taxing authority have been or will be duly remitted, (d) no deficiency for any material amount of tax has been asserted or assessed by any taxing authority against Blink or Services and (e) there are no material liens for taxes upon the assets of Shareholders or Services other than inchoate liens arising under operation of law for taxes not yet delinquent.

     SECTION 2.16 TITLE TO PROPERTIES, ABSENCE OF LIENS AND ENCUMBRANCES. Blink and Services each has good and marketable title to its respective assets and properties, free and clear of all liens, charges, pledges, security interests or other encumbrances of any nature whatsoever. Any leases of real or personal property of Blink or Services set forth on Schedule 2.5 (assuming due authorization, execution and delivery by the lessor, which assumption, to the knowledge of the Shareholders, is correct) are valid and binding in accordance with their respective terms and there is not under any of such leases any existing default, or any condition, event or act which with notice or lapse of time or both would constitute such a default, nor would consummation of the transactions contemplated hereby result in a default or any such condition, event or act which would have a material adverse effect on the financial condition, operations or prospects of Blink and Services, taken as a whole.

     SECTION 2.17 CONDITION OF ASSETS. All tangible personal property, fixtures, machinery and equipment of Blink and Services are in a reasonable state of repair (ordinary wear and tear excepted) and operating condition and are suitable for the purposes for which they are being used.

     SECTION 2.18 TRANSACTIONS WITH AFFILIATES. Except as set forth in Schedule
2.18 hereto, no director, officer or stockholder of the Blink, nor any member of such individual's immediate family, owns, directly or indirectly, or has an ownership interest of more than five percent (5%) in (i) any business, (corporate or otherwise) which is a party to any material business arrangement or relationship of any kind with Blink or Services, or (ii) any business (corporate or other) which conducts the same business as, or a business similar to, that conducted by Blink or Services.

                  SECTION 2.19 INSURANCE. All policies of fire, liability, workers' compensation, and other forms of insurance providing insurance coverage to or for Blink or Services for events or occurrences arising or taking place in the case of occurrence type insurance, and for claims made and/or suits commenced in the case of claims made type insurance, since the date of the Balance Sheet, are listed


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in Schedule 2.19 hereto, and all premiums with respect thereto covering all periods up to and including the date as of which this representation is being made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. All such policies are in full force and effect, and provide insurance, including without limitation liability insurance, in such amounts and against such risks as Blink and the Shareholders reasonably deem appropriate to protect the employees, properties, assets, business and operations of Blink and Services. All such policies will remain in full force and effect through the Closing and until such time will not in any way be affected by, or terminate or lapse by reason of, any of the transactions contemplated hereby.

     SECTION 2.20 INTELLECTUAL PROPERTY.

     (a) Blink and Services each is the sole and exclusive owner of, or has the right to use, all patents, patent applications, trademarks, trade names, copyrights, service marks, trade secrets, registrations for and applications for registration of trademarks, service marks and copyrights, technology and know-how, rights in computer software and other properietary rights and information and all technical and user manuals and documentation made or used in connection with any of the foregoing, used or held for use in connection with the operation of their businesses (collectively, the "Intellectual Property"), free and clear of all liens.

     (b) All grants, registrations and applications for the Intellectual Property that are used in the conduct of the businesses of Blink and Services
(i) are valid, subsisting, in proper form and enforceable, and have been duly maintained, includng the submission of all necessary filings and fees in accordance with the legal and administrative requirements of the appropriate jurisdictions and (ii) have not lapsed, expired or been abandoned, and none of the Shareholders has notice that any application or registration therefor is the subject of any legal or governmental proceeding before any registration authority in any jurisdiction.

     (c) Blink or Services each owns or has the right to use all of the Intellectual Property used by it or held for use by it in connection with its business. Neither Blink nor any of the Shareholders has notice that any third party is engaging in conduct which conflicts with or infringes in any way any Intellectual Property. The conduct of the business of Blink and Services as currently conducted does not conflict with or infringe in any way any properietary right of any third party, and none of the Shareholders has notice that there is any claim, suit, action or proceeding pending or threatened against Blink or Services (i) alleging any such conflict or infringement with any third party's proprietary rights, or (ii) challenging the ownership, use, validity or enforceability of the Intellectual Property.

     SECTION 2.21 LABOR AND EMPLOYMENT MATTERS.

     There are no controversies pending or threatened between Blink or Services and any of their employees regarding compliance with applicable wage and hour, equal employment, safety or other similar legal requirements relating to their employees. Each of the persons employed by Blink or Services is listed on
Schedule 2.21. Schedule 2.21 sets forth the compensation and credited service for vacation purposes of all full and part-time employees of Blink and Services as at February 28, 2001. No employee of Blink or Services has indicated to Shareholders that he or she is considering terminating his or her employment. Blink and Services each has complied in all material respects with applicable wage and hour, equal employment, safety and other legal requirements relating to their employees.

     SECTION 2.22 RESTRICTIONS ON BUSINESS ACTIVITIES. Except as previously disclosed in writing by Kevin Alward and solely with respect to him for the period ending on April 5, 2001, there is no agreement, judgment, injunction, order or decree binding on Blink, Services or any of the Shareholders which has or could reasonably be expected to have (after giving effect to the consummation of the

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transaction contemplated by this Agreement) the effect of prohibiting or imparing Blink or Services' business as currently practiced, the acquisition of property by Blink or Services or the conduct of the business of Blink or Services as currently conducted or as contemplated to be conducted by Purchaser.

     SECTION 2.23 ACCOUNTS RECEIVABLE. Schedule 2.23 is a complete and accurate summary aging of all Blink's and Services' accounts and notes receivable set forth on its books and records as of February 28, 2001, net of reserves for bad debt and other reserves maintained in accordance with generally accepted accounting principles. All such accounts and notes receivable of Blink and Services (i) represent sales actually made in the ordinary course of business for goods or services delivered or rendered to unaffiliated customers in bona fide arm's length transactions, (ii) constitute valid claims, (iii) have not been extended or rolled over in order to make them current, and (iv) are collectible in the ordinary course of their businesses.

     SECTION 2.24 BOOKS AND RECORDS. Blink's and Services' books and records are complete and correct in all material respects and have been maintained in accordance with good business practices. Blink's and Services' minute books contain complete and accurate records of all meetings' and accurately reflect all corporate action of their shareholders and directors or any omissions therein would not be likely to have a material adverse effect on the financial condition, operations or prospects of Blink and Services, taken as a whole.

     SECTION 2.25 ILLEGAL PAYMENTS. Neither Blink nor Services or their officers and agents have made any illegal payment to, or provided any illegal benefit or inducement for, any governmental official, supplier, customer or other person, in an attempt to influence any such person to take or to refrain from taking any action relating to Blink or Services.

     SECTION 2.26 OFFICERS AND DIRECTORS: BANK ACCOUNTS, ETC. Schedule 2.26 lists: (i) all officers, directors and fiduciaries of Blink and Services; (ii) all bank accounts and safe deposit boxes maintained by Blink and Services and all authorized signatories therefor, specifying their respective authority; and
(iii) all credit cards under which Blink's or Services' employees may incur liability, and the names of persons holding such cards. No person or entity holds any general or special power of attorney from Blink or Services.

     SECTION 2.27. CUSTOMERS AND SUPPLIERS.

     (a) There shall not be fewer than 300 customers at the Closing Date.
Schedule 2.27(a) sets forth a list of Blink's and Services' 20 largest customers (including the addresses, phone numbers and names of contact persons at such customers) in order of dollar volume of sales for the period from the inception of their businesses through February 28, 2001, showing the approximate total sales in dollars to each such customer during such period.

     (b) Schedule 2.27(b) sets forth a list of Blink's or Services' 5 largest suppliers in order of dollar volume of purchases for the period from the inception of their businesses through February 28, 2001, showing the approximate total purchase in dollars from each such supplier during such period.

     (c) Except as set forth on Schedule 2.27(c), neither Blink nor Services is engaged in any disputes with customers or suppliers, except for minor returns, bill adjustments and similar disputes in the ordinary course of business not exceeding $1,000 with respect to any single return, bill adjustment or similar dispute and which individually or in the aggregate do not result in a material adverse effect upon the business, operations, financial condition or prospects of Blink and Services, taken as a whole, and there are no facts known to Blink or any of the Shareholders which may reasonably be expected to indicate that any adverse change may occur in the business relationship of Blink or Services with any

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customer or supplier named on Schedule 2.27(a) or Schedule 2.27(b). To the knowledge of Blink and each of the Shareholders, none of the customers or suppliers named on Schedule 2.27(a) or Schedule 2.27(b) is considering termination, non-renewal or any adverse modification of its arrangements with Blink or Services, and the transactions contemplated by this Agreement will not, to the knowledge of Blink and each of the Shareholders, have any adverse effect on Blink or Services relationsip with any of such suppliers or customers.

     (d) Schedule 2.27(d) sets forth a complete and accurate summary aging of all of Blink's or Services' accounts payable over $500 as of February 28, 2001.

     SECTION 2.28 CONTRACTS AND COMMITMENTS.

     (a) Except as set forth on Schedule 2.28, the Contracts listed on Schedule
2.5 are all of the Contracts, written or oral, to which Blink or Services is a party or as to which either of them or their properties are bound or which otherwise relate to their businesses (excluding any Contract that involves a commitment by Blink or Services of less than $1,000 over the next 12 months and less than $5,000 over the balance of the term of such Contract).

     (b) To the knowledge of Blink and each of the Shareholders, neither Blink nor Services is in breach or default, nor is there any basis for any valid claim of breach or default by Blink or Services, under any Contract. Except as set forth on Schedule 2.28, all Contracts are valid and in full force and effect, and consummation of the transactions contemplated by this Agreement will not cause any Contract to cease to be valid and in full force and effect. Accurate and complete copies of all Contracts, including all amendments thereto, have been heretofore delivered or made available to Purchaser.

     SECTION 2.29 DISCLOSURE. No representation or warranty by the Shareholders in this Agreement contains an untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading. Neither Blink nor any of the Shareholders is aware of any matter that could reasonably be expected to have a material adverse effect upon Blink and Services, taken as a whole, that has not been disclosed in writing to Purchaser.

     SECTION 2.30 SHAREHOLDERS' INVESTMENT INTENT.

     (a) Each of the Shareholders is acquiring the Stock pursuant to this Agreement for his or its own account for investment and not with a view to the resale or distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act");

         (b) Each of the Shareholders understands that the Stock has not been registered under the Securities Act and, therefore, cannot be resold unless the Stock is registered under the Securities Act or unless an exemption from registration is available;

     (c) Each of the Shareholders has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Stock; and

     (d) Purchaser has made available to each of the Shareholders, at a reasonable time prior to the execution of this Agreement, the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement and to obtain any additional information concerning Purchaser which Purchaser possesses or can acquire without unreasonable effort or expense

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                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Shareholders as follows:

     SECTION 3.1 INCORPORATION AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of New Jersey and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions on its part contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement and the agreements contemplated hereby have been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by Blink and the Shareholders) constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.2 NO CONFLICT. Assuming all consents, approvals, authorizations and other actions described in Section 3.4 have been obtained and except as may result from any facts or circumstances relating solely to Blink or the Shareholders, the execution, delivery and performance of this Agreement and the agreements contemplated hereby by the Purchaser do not and will not (a) violate or conflict with the Certificate of Incorporation or By-laws of the Purchaser,
(b) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Purchaser, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien or other encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which the Purchaser or any of its subsidiaries is a party or by which any of such assets or properties is bound or affected.

     SECTION 3.3 AUTHORIZATION OF STOCK. The Stock has been duly authorized, and when issued and delivered as provided in this Agreement, shall be validly issued, fully paid and non-assessable, and free and clear of any liens, claims or encumbrances of any nature whatsoever, except as required under the securities laws of the United States.

     SECTION 3.4 GOVERNMENTAL CONSENTS AND APPROVAL.The execution and delivery of this Agreement by the Purchaser do not, and the performance of this Agreement by the Purchaser will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as described in a writing delivered to the Shareholders by the Purchaser on the date of or prior to the execution hereof or (b) as may be necessary as a result of any facts or circumstances relating solely to Blink or the Shareholders.

     SECTION 3.5 ABSENCE OF LITIGATION. No claim, action, proceeding or investigation is pending, or to the knowledge of Purchaser threatened, against the Purchaser before any court, arbitrator or administrative, governmental or regulatory authority or body which seeks to delay or prevent the consummation of the transactions contemplated hereby or which would be reasonably likely to materially and adversely affect or restrict the Purchaser's ability to consummate the transactions contemplated hereby.

     SECTION 3.6 REPORTS AND FINANCIAL STATEMENTS. Purchaser has filed all reports required to be filed with the Securities and Exchange Commission (SEC) pursuant to the Securities Exchange Act of 1934 ("Exchange Act") or the Securities Act (collectively, the "Purchaser SEC Reports"), and has previously made available to each of the Shareholders true and complete copies of all such SEC Reports. Such Purchaser SEC Reports, as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and none of such Purchaser SEC Reports contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in its Annual Report on Form 10-K for the fiscal year ended January 31, 2000, and the unaudited consolidted financial statements of Purchaser (including any related notes and schedules) included (or incorporated by reference) in any Form 10-Qs filed by Purchaser subsequent to the filing of such Form 10-K, (a) have been prepared in accordance with generally accepted accounting principles (GAAP) applied on a consistent basis (except as may be indicated in the notes thereto) subject, in the case of the unaudited consolidated financial statements, to year-end closing adjustments not material in amount and the lack of full footnote presentations and except that the presentation and disclosures in such statements conform with the applicble rules of the Exchange Act, but include all adjustments necessary to conform to GAAP requirements with respect to interim financial statements, and (b) fairly present, in all material respects, the consolidated financial position of Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended.

     SECTION 3.7 PURCHASER INVESTMENT INTENT. Purchaser is acquiring the Blink Shares pursuant to this Agreement for its own account for investment and not with a view to the resale or distribution or public offering thereof within the meaning of the Securities Act. Purchaser understands that the Blink Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unlesss an exemption from registration is available.

                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

     The parties hereto agree as follows:

     SECTION 4. CONDUCT OF BUSINESS PRIOR TO THE CLOSING. (a) Unless the Purchaser otherwise agrees in writing and except as otherwise set forth herein, between the date of this Agreement and the Closing Date, Blink shall and shall cause Services to (i) conduct their businesses only in the ordinary course, (ii) use reasonable efforts to preserve substantially intact their business organizations, (iii) use reasonable efforts to keep available to the Purchaser the services of its present officers and employees, and (iv) use reasonable efforts to preserve the current relationships of Blink and Services with their customers, suppliers, agents, distributors and other persons or firms with which each has significant business relationships.

         (b) Blink shall and shall cause Services to terminate all outstanding options, warrants or other rights to acquire Blink capital stock held by employees, consultants, agents, distributors or any other person or firm without obligation or liability on the part of Blink or Services; provided that Purchaser shall offer incentive stock options to employees of Blink and Services to be retained by Purchaser for such amounts and exercise prices as set forth on Schedule 4.1(b) and otherwise upon terms generally consistent with the terms of option grants previously made to employees of Purchaser and provided each such employee shall have executed a copy of Purchaser's Employee Handbook as a condition to the receipt of such options.

     SECTION 4.2 ACCESS TO INFORMATION. From the date hereof until the Closing, upon reasonable notice, Blink shall cause its officers, directors, employees, accountants and agents to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of Blink and Services, and (ii) furnish to the Purchaser such additional information regarding the assets, properties, business and goodwill of Blink and Services as the Purchaser may from time to time reasonably request; provided, however, that such investigation shall not unreasonably interfere with the business or operations of Blink or Services.

     SECTION 4.3 REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS. Each party hereto shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. The parties hereto will not take any action that would have the effect of delaying, impairing, or impeding the receipt of any required approvals.

     SECTION 4.4 FURTHER ACTION. Each of the parties hereto shall execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

                                    ARTICLE V

                              DELIBERATELY OMITTED

                                   ARTICLE VI

                              DELIBERATELY OMITTED

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

     SECTION 7.1 CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date which shall be true and correct as of such date) and the covenants contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with. The Shareholders shall have received a certificate to such effect signed by a duly authorized officer of the Purchaser.

     (b) NO ORDER. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their reasonable best efforts to have any such order or injunction vacated.

     (c) PURCHASER STOCK CERTIFICATES. Purchaser shall deliver certificates representing the Stock registered in the names of Shareholders or their designees in the denominations set forth on Schedule 7.1(c) hereto.

     (d) EMPLOYMENT AGREEMENTS. On the Closing Date, the Purchaser shall have signed employment agreements with Kevin Alward and Richard De Haven in forms reasonably approved by each such Shareholder and the Purchaser.

     (e) BOARD APPROVALS. Purchaser shall have delivered to Shareholders a certificate of its corporate Secretary or other authorized officer certifying resolutions of its Board of Directors authorizing execution of this Agreement and the execution, delivery and performance of all agreements, documents and transactions contemplated hereby.

     (f) INVESTMENT REPRESENTATION. Purchaser shall have executed an investment letter with respect to the Blink Shares in form and content acceptable to counsel for Shareholders.

     SECTION 7.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

     (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (other than such representations and warranties as are made as of another date which shall be true and correct as of such date) and the covenants contained in this Agreement to be complied with by the Shareholders on or before the Closing shall have been complied with. The Purchaser shall have received a certificate to such effect signed by Kevin Alward and Richard De Haven for themselves and on behalf of each of the other Shareholders.

     (b) NO ORDER. No United States or state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use their reasonable best efforts to have any such order or injunction vacated.

     (c) EMPLOYMENT AGREEMENTS. The Shareholders referred to in Section 7.1 (d) shall have signed employment agreements with the Purchaser in the forms of such agreements reasonably approved by such Shareholders and the Purchaser.

     (d) SHAREHOLDERS' CONTRIBUTION. On or prior to the Closing Date, Shareholders shall have contributed to the capital of Blink, all indebtedness owing by Blink or Services to Shareholders or of any of their affiliates.

     (e) INVESTMENT REPRESENTATION.Kevin Alward and Richard De Haven, on their own behalf and, as the case may be, on behalf of each of the remaining Shareholders, shall have executed an investment letter with respect to the Stock in form and content acceptable to counsel for Purchaser.

     (f) CONSENTS. The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

     (g) RECEIPT OF CLOSING DOCUMENTATION. On the Closing Date, Shareholders shall deliver or shall cause Blink or Services to deliver to the Purchaser the following:

          (i) a certificate dated the Closing Date and executed by the Secretary of Blink attesting to the existence and correctness of the certificates of incorporation and by-laws of Blink and Services to which are attached copies of each such document;

          (ii) certificates representing the Blink Shares, duly endorsed for transfer to Purchaser;

         (iii) a general release by each Shareholder in favor of Blink and Services

          (iv) resignations, effective as of the Closing Date, of all of the officers and directors of Blink and Services from any positions which they may hold;

          (v) consents, in form and content satisfactory to Purchaser and its counsel, evidencing the termination of all options or other rights to acquire capital stock of Blink or Services, whether held by employees, consultants, agents, distributors or any other person or firm;

          (vi) an instrument, in form and content satisfactory to Purchaser and its counsel, evidencing the Shareholders' capital contribution referred to in Section 7.2(d) of this Agreement; and

         (vii) such other certificates, agreements or other instruments as Purchaser may reasonably request to give full effect to the intent and purposes of this Agreement, including consents, if required, from any vendor, lessor, licensor, distributor or customer of Blink or Services.

     (h) BOARD APPROVAL. Blink shall have delivered to Purchaser a certificate of its corporate Secretary or other authorized officer certifying resolutions of its Board of Directors authorizing execution of this Agreement and the execution, delivery and performance of all agreements, documents and transactions contemplated hereby.

                                  ARTICLE VIII

                TERMINATION, WAIVER INDEMNIFICATION AND SURVIVAL

     SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

     (a) the mutual written consent of the Shareholders and Blink, on the one part, and Purchaser, on the other;

     (b) by either of the Shareholders or the Purchaser, if the Closing shall not have occurred on or prior to March 29, 2001; provided, however, that the right to terminate this Agreement under this Section 8.1 (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date.

     SECTION 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, except as set forth in Sections 9.1, 9.3, 9.4, 9.5 and 9.11. However, nothing herein shall relieve either party from liability for any willful breach hereof.

     SECTION 8.3 WAIVER. At any time prior to the Closing, any party may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.

     SECTION 8.4 SURVIVAL. Except as otherwise provided herein, the representations and warranties set forth in this Agreement and in any certificate or instrument delivered in connection herewith shall be continuing and shall survive the Closing for a period of one (1) year thereafter, notwithstanding any investigation at any time made by or on behalf of a party hereto.

     SECTION 8.5 INDEMNIFICATION OF THE PURCHASER. Each of the Shareholders shall indemnify the Purchaser against, and shall hold the Purchaser harmless from, any and all costs, damages, claims, expenses (including reasonable attorneys' fees), losses, liabilities or deficiencies, whether known or unknown, resulting from any misrepresentation, omission, nonfulfillment or breach by Blink or the Shareholders of any covenant, representation or warranty set forth in this Agreement or in any certificate or other instrument delivered in connection with this Agreement. The obligation of each such Shareholder to provide indemnity under this Section 8.5 shall be in direct proportion to the percentage of ownership of Blink shares by such Shareholder.

     SECTION 8.6 INDEMNIFICATION OF THE SHAREHOLDERS. The Purchaser shall indemnify the Shareholders against, and shall hold the Shareholders harmless from, any and all costs, damages, claims, expenses (including reasonable attorneys' fees), losses, liabilities or deficiencies, whether known or unknown, resulting from any misrepresentation, omission, nonfulfillment or breach by the Purchaser of any covenant, representation or warranty set forth in this Agreement or in any certificate or other instrument delivered in connection with this Agreement.

     SECTION 8.7 INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement shall be asserted and resolved as follows:

     (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall with reasonable promptness (i) notify the party from which indemnification is sought (the "Indemnifying Party") of any third-party claim ("Third Party Claim") for which indemnification is sought and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in providing the Claim Notice shall relieve the Indemnifying Party from its obligations hereunder unless (and then only to the extent) the Indemnifying Party is damaged by such delay.

     Within fifteen (15) days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under the Survival and Indemnification Provisions with respect to such Third Party Claim and (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Third Party Claim.

     (b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, with counsel reasonably satisfactory to the Indemnified Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party in accordance with this Section 8.7 (b). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided however, that if the basis of the proceeding relates to a condition or operations that existed or were conducted both prior to and after the Closing, each party shall have the same right to participate in the proceeding and in the settlement of the Third Party Claim without either party having the right of control. The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnified Party shall reasonably deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not materially prejudicial to the Indemnifying Party (it being understood and agreed that if an Indemnified Party takes any such action that is materially prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party shall be relieved of its obligations hereunder with respect to such Third Party Claim). If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the Person asserting the Third Party Claim or any cross-complaint against any Person. Except as otherwise provided herein, the Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
Section 8.7 and shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may, at any time and in its sole discretion, release the Indemnifying Party from its obligations hereunder with respect to a Third Party Claim and thereafter assume control of the defense or settlement thereof, including all costs and expenses thereof.

     (c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.7 (b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 8.7 (b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party hereunder and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section
8.7 (c) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all costs and expenses of such litigation. The

Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 8.7 (c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

     (d) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible (which estimate shall not be conclusive of the final amount of such claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder.

     SECTION 8.8 APPLICATION. Nothing in this Article VIII shall limit or otherwise prejudice in any way the right of the Shareholders or the Purchaser to proceed against the other party with respect to fraud or intentional misrepresentation of such party.

     SECTION 8.9 LIMITATION ON LIABILITY. Notwithstanding the provisions of this
Article VIII, (a) neither Shareholders, on the one hand, nor Purchaser, on the other shall be liable to the other under this Agreement for any losses resulting from a breach of any representation or warranty until the total for all such claims exceeds $25,000 in the aggregate, and (b) the maximum aggregate liability of the Shareholders, on the one hand, and Purchaser, on the other, for all losses, claims, damages or expenses resulting from a breach of any representation or warranty shall not exceed $500,000 in the aggregate, except for fraud or an intentional misrepresentation by a party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 EXPENSES. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

     SECTION 9.2 NOTICES.All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

     (a) if to Blink:

                Blink Data Corp.
                365 West Passaic Street / Second Floor
                Rochelle Park, NJ 07662
                Attn: Kevin Alward, President
         with a copy to:

                Blink Data Corp.
                365 West Passaic Street, 2nd Floor
                Rochelle Park, NJ 07662
                Attention:  General Counsel

     (b) if to the Shareholders Kevin Alward, Elka Park Seven LLC, Philander Norton Alward, Trustee under The Alward Children's Trust, or The Alward Generation-Skipping Trust:

                Kevin Alward
                182 Powell Road
                Allendale, NJ 07401

     (c) If to Shareholders Richard De Haven, and Michele De Haven, Trustee under the Brock Alexander De Haven Trust, the Sam Gerard De Haven Trust, or the Allison Nicole Marchese Trust:

                Richard Dehaven
                25 Blue Heron Way
                Skillman, NJ 08558

     (d) if to the Purchaser:

                COVISTA COMMUNICATIONS, INC.
                150 Clove Road
                Little Falls, NJ 07424
                Attn:  John Leach, President
                with a copy to:

                Law Offices of Jay J. Miller
                430 E. 57th Street / Suite 5D
                New York, New York  10022
                Attn:  Jay J. Miller, Esq.

     SECTION 9.3 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS. Unless required by law or otherwise contemplated by this Agreement, Blink and Shareholders and (until the Closing) the Purchaser shall (i) keep confidential and (ii) shall not communicate to other persons or firms (other than their employees, agents and advisors) or make any public announcements in respect of this Agreement, and matters discussed or disclosed in connection herewith or therewith, without prior consent by the other parties; in the event such consent is given, the parties shall cooperate as to the timing and contents of any such public announcement.

     SECTION 9.4 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to the remedy of specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 9.5 HEADINGS; GENDER, NUMBER AND PERSON. (a) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (b) As used herein, any reference to (1) the masculine, feminine or neuter gender includes the other two genders, (2) the singular or plural number includes the other number, and (3) a person or third party includes both natural persons and entities.

     SECTION 9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding, written and oral, among the Shareholders and the Purchaser with respect to the subject matter hereof.

     SECTION 9.7 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     SECTION 9.8 NO THIRD-PARTY BENEFICIARIES. Except as otherwise specifically provided herein, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or firm, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.9 AMENDMENT. This Agreement may not be amended or modified except by an instrument in writing signed by Blink, the Shareholders and the Purchaser.

     SECTION 9.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts executed in and to be performed in that state. Any action or proceeding arising out of or relating to this Agreement shall be heard and determined in a state or federal court sitting in the State of New Jersey and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

     SECTION 9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

     SECTION 9.12 SEVERABILITY. If any portion of this Agreement is declared by a court of competent jurisdiction to be invalid or unenforceable after all appeals have either been exhausted or the time for any appeals to be taken has expired, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     SECTION 9.13 DELIVERY BY FACSIMILE. This Agreement shall become effective upon execution and delivery hereof by all the parties hereto; delivery of this Agreement may be made by facsimile to the parties with original copies promptly to follow by courier.

     IN WITNESS WHEREOF, Blink, the Shareholders and the Purchaser have caused this Agreement to be executed as of the date first written above.

                                    BLINK DATA CORP.


                                    By:      /s/  KEVIN A. ALWARD
                                       -----------------------------------------
                                    Name:    Kevin A. Alward
                                    Title:   President and CEO

                                    SHAREHOLDERS:

                                      /s/  KEVIN A. ALWARD
                                    -------------------------------------------
                                    Kevin A. Alward

                                    Elka Park Seven, LLC

                                    By:      /s/  KEVIN A. ALWARD
                                       ----------------------------------------
                                    Name:    Kevin A. Alward
                                    Title:   Managing Member

                                    The Alward Children's Trust

                                    By:   /s/  PHILANDER NORTON ALWARD
                                       ----------------------------------------
                                    Name:    Philander Norton Alward
                                    Title:   Trustee

                                    The Alward Generation-Skipping Trust

                                    By:   /s/  PHILANDER NORTON ALWARD
                                       ----------------------------------------
                                    Name:    Philander Norton Alward
                                    Title:   Trustee

                                      /s/ RICHARD GERARD DE HAVEN
                                    -------------------------------------------
                                    Richard Gerard De Haven

                                    Brock Alexander De Haven Trust

                                    By:      /s/ MICHELE DE HAVEN
                                        ----------------------------------------
                                    Name: Michele DeHaven
                                    Title: Trustee

                                    Sam Gerard De Haven Trust

                                    By:      /s/ MICHELE DE HAVEN
                                        ----------------------------------------
                                    Name: Michele DeHaven
                                    Title: Trustee

                                    Allison Nicole Marchese Trust

                                    By:      /s/ MICHELE DE HAVEN
                                        ----------------------------------------
                                    Name: Michele DeHaven
                                    Title Trustee

                                   PURCHASER:

                                    COVISTA COMMUNICATIONS, INC.


                                    By:      /s/  A. JOHN LEACH, JR.
                                        ----------------------------------------

                                             Name:   A. John Leach, Jr.
                                             Title:     President & CEO



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